EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of shares of common stock of CoreComm Holdco, Inc. (the "Company") of our reports dated March 29, 2002, except for the first paragraph of Note 18 as to which the date is April 12, 2002, with resepct to the consolidated financial statments and schedules of the Company included in its Registration Statement on Form S-1 (No. 333-82402), filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

July 1, 2002
New York, New York